Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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DISABOOM, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DISABOOM, INC.
7730 E. Belleview Avenue, Suite A-306
Greenwood Village, CO 80111
(720) 407-6530

July 19, 2007

To Our Shareholders:

        You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Disaboom, Inc. (the “Company”) to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C. 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111 on Tuesday, August 21, 2007 at 10:00 a.m. local time.

        The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

        Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

        WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely, J.W. ROTH, CHAIRMAN

DISABOOM, INC.
7730 E. Belleview Avenue, Suite A-306
Greenwood Village, CO 80111
(720) 407-6530

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 21, 2007

July 19, 2007

To the Shareholders of Disaboom, Inc.:

        The Annual Meeting of Shareholders (the “Meeting”) of Disaboom, Inc., a Colorado corporation (the “Company”) will be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 on Thursday, August 21, 2007 at 10:00 a.m. local time, for the purpose of considering and voting upon proposals to:

1.	Elect seven directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

2.	Amend our Articles of Incorporation to increase our authorized common stock from 50,000,000 shares to 65,000,000 shares.

3.	Approve amendments to our 2006 Stock Option Plan.

4.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

        The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on Thursday, July 5, 2007 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

        You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

        EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS, J.W. Roth, Chairman

DISABOOM, INC.
7730 E. Belleview Avenue, Suite A-306
Greenwood Village, CO 80111
(720) 407-6530

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
AUGUST 21, 2007

July 19, 2007

To Our Shareholders:

        This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Disaboom, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about July 19, 2007.

GENERAL INFORMATION

Solicitation

        The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Voting Rights and Votes Required

        Holders of shares of Disaboom, Inc. common stock (the “Common Stock”), at the close of business on Thursday, July 5, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On the Record Date, 27,546,000 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share.

        The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

        As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

        The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal Two. As to this proposal, a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. The proposal shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” as to the matter.

        The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal Three. As to this proposal, a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. The proposal shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” as to the matter.

        The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

        Shares of Common Stock represented by all properly executed proxies received at the Company’s transfer agent by Friday August 17, 2007 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein; “FOR” the amendment to our articles of incorporation to increase the number common shares from 50,000,000 to 65,000,000 and “FOR” approval of the amendments to our 2006 Stock Option Plan, as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

        The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The number of shares outstanding of the Company’s common stock at July 5, 2007, was 27,546,000. The following table sets forth the beneficial ownership of the Company’s Common Stock as of July 5, 2007 by each Director and each Executive Officer of the Company, by all Directors and Executive Officers as a group, and sets forth the number of shares of Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock. To the knowledge of the Directors and Executive Officers of the Company, as of July 5, 2007, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
J.W. Roth c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Chief Executive Officer, Director and Chairman of the Board	7,600,000	28%

J. Glen House c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Medical Officer and Director	11,250,000	41%

Victor Lazzaro, Jr.(1) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Director	240,000	0.8%

R. Jerry Overgaard(2) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Director	900,000	3.3%

Jay D. Belk(3) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Director	986,000	3.6%

David Petso(4) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Director	520,000	2.0%

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
John Walpuck(6) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Director	1,000,000	3.6%

Patrick Templeton(7) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Director	0	0

Michael Fay(8) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Chief Technology Officer	125,000	0.5%

Lori Frisher(9) c/o Disaboom Inc. 7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO 80111	Vice President of Marketing and Business Development	0	0

All Directors and Executives as a Group (10 Persons)		22,621,000	82%

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock outstanding may increase prior to the effectiveness of this registration statement due to penalty shares which may be issued.

(1)	Includes 100,000 shares purchased by Nanine A. Odell, Mr. Lazzaro’s wife. Does not include options to purchase 100,000 shares of common stock at $0.50 granted on March 9, 2007. The Stock Option Agreement provides that 34,000 shares shall vest on December 31, 2007 and an additional 33,000 share shall vest on December 31 for the following two years, provided that Mr. Lazzaro is serving in his current capacity as a director on the vesting date. The 140,000 shares of common stock were purchased in the private placement completed on March 9, 2007, and are held in the Victor Lazzaro, Jr. Trust DTD 10/3/05.

(2)	Includes 100,000 shares purchased by Carolyn Overgaard on February 17, 2007. Does not include options to purchase 50,000 shares of common stock at $0.50 per share granted on March 9, 2007. The Stock Option Agreement provides that 16,000 shares shall vest on December 31, 2007 and an additional 17,000 share shall vest on December 31 for the following two years, provided Mr. Overgaard is serving as a member of our Board of Directors on the vesting date.

(3)	Includes 86,000 shares purchased by Federal National Finance Corporation Profit Plan & Trust FBO Mr. Belk.

(4)	Includes 520,000 shares purchased on February 15, 2007. Does not include options to purchase 150,000 shares of common stock at $0.50 per share granted on March 9, 2007. The Stock Option Agreement provides that 50,000 shares shall vest on December 31, 2007 and an additional 50,000 share shall vest on December 31 for the following two years, provided however, Mr. Petso must be serving in his current capacity as a member of our Board of Directors on the vesting date.

(5)	Includes 30,000 shares purchased on February 19, 2007. Also includes options to purchase 100,000 shares of common stock to be granted effective May 1, 2007, and vesting immediately. Does not include options to purchase 400,000 shares of common stock to be granted effective May 1, 2007, but vesting on June 1, 2008 and thereafter, provided Mr. Lieber meets certain performance goals and is serving as an employee of Disaboom.

(6)	Includes 500,000 shares purchased on March 23, 2007. Also includes options to purchase 500,000 shares of common stock granted on April 2, 2007. Does not include options to purchase 1,250,000 shares of common stock vesting on January 1, 2008 and thereafter.

(7)	Does not include options to purchase 100,000 shares of our common stock granted on July 3, 2007. Such option vest on December 31, 2007 and thereafter.

(8)	Includes options to purchase 125,000 shares of our common stock granted on April 23, 2007. Does not include options to purchase 425,000 shares of common stock vesting on October 7, 2007 and thereafter.

(9)	Does not include options to purchase 500,000 shares of our common stock granted on June 26, 2007. Such options vest on June 25, 2008 and thereafter.

MANAGEMENT

        Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

Name	Age	Position
J.W. Roth Dr. J. Glen House John Walpuck Jay D. Belk Victor Lazzaro, Jr. David Petso R. Jerry Overgaard Patrick Templeton Howard Lieber Michael Fay Lori Frisher	43 37 45 43 61 45 66 65 48 32 34	Chief Executive Officer, Director and Chairman of the Board
Director, Chief Medical Officer and President
Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Director
Director
Director
Director
Director
Director
Vice President of Sales
Chief Technology Officer
Vice President of Marketing and Business Development

J.W. Roth is a co-founder of Disaboom and was appointed to serve on our Board of Directors in November 2006. Additionally, Mr. Roth currently serves as our Chief Executive Officer and as the Chairman of the Board. He is also a co-founder of Colorado Catheter Company, Inc, a private company engaged in the design and development of catheters. Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company. Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company. Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, the CTURN Corp, and Aspen BioPharma, Inc.

Dr. J. Glen House is a co-founder of Disaboom. He was appointed to serve on our Board of Directors in November 2006. Currently Dr. House serves as our Chief Medical Officer and President. Additionally, Dr. House currently serves as the Medical Director of Penrose Hospital’s Center for Neuro & Trauma Rehabilitation. He is also a co-founder, director and the Chief Medical Officer of Colorado Catheter Company, Inc. Since November 2003 he has served as President of Colorado Rehabilitation Physicians, P.C., a private medical rehabilitation company. From August 2001 to November 2003, he served as a Staff Physician at Penrose Hospital. Additionally he has served as the President of Flexlife, a medical device company since 1993. Dr. House holds U.S. Patents on the Colorado Catheter and continues to invent technology to help people that suffer from Spinal Cord related injuries. Dr. House completed his Spinal Cord Medicine Fellowship at the University of Medicine and Dentistry of New Jersey in July 2001. He attended medical school at the University of Washington, performed an internship in Internal Medicine at the LDS Hospital in Salt Lake City and completed a residency in Physical Medicine and Rehabilitation at Baylor College of Medicine.

Jay D. Belk was appointed to serve on our Board of Directors in November 2006. Mr. Belk served as our Chief Financial Officer, Treasurer and Secretary until April 2, 2007. Mr. Belk has advised the Company that because of outside business obligations and time demands he is not seeking to be re-elected as a director, and therefore will cease to be a director as of August 21, 2007. Since 1987 Mr. Belk has served as President of Federal National Finance Corporation, an exclusive correspondent or approved lender for many life insurance companies, banks, thrifts, conduits, pension funds, and private lenders. Mr. Belk also serves as a Managing Member of Federal Builders, LLC.

John Walpuck was appointed to our Board of Directors in April 2007 and also serves as our Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer. Mr. Walpuck has over 19 years’ experience working in the corporate development, corporate finance and general financial management arenas. From 2005 through 2007 Mr. Walpuck was the Chief Financial Officer of Nine Systems, a streaming media software services company acquired by Akamai in November 2006. From 2002 through 2005 Mr. Walpuck served as the sole partner for Palmyra Consulting, a consulting firm where he advised clients on issues and projects including merger and acquisitions, corporate finance, real estate finance, and government contracts. From 2000 through 2002 Mr. Walpuck served as the Chief Financial Officer for TecSec, Inc., a private security software company. Mr. Walpuck is a CPA and CMA, and also holds an MBA from the University of Chicago and a Bachelor’s degree from Edinboro State College.

Victor Lazzaro was appointed to our Board of Directors in February 2007. Mr. Lazzaro also serves as a director for Colorado Catheter Company, Inc. Before joining Disaboom, Mr. Lazzaro founded, and currently is the President of, International Health Technology Company, a consulting firm providing planning methods, strategies and processes to bring specialty medical clinics to China. Mr. Lazzaro is also currently a managing Director of Tivis Healthcare, a private equity company, focused on acquiring and building healthcare businesses. Prior to founding International Health Technology, Mr. Lazzaro served as the President and Chief Executive Officer of United HealthCare’s Mountain States Division from March 2000 to November 2005. Mr. Lazzaro also served as Chief Financial Officer and Chief Executive Officer for a California HMO and Louisiana insurance company from 1982 to 1990, and Regional Vice President of Health Plan Operations (Gulf South) for Prudential Insurance Company of America from 1990 to 2000.

R. Jerry Overgaard was appointed to our Board of Directors in November 2006. Mr. Overgaard has served as Vice President of Financial Products of MKA Capital Group Advisors, LLC, since August 2004. Mr. Overgaard served as Vice President, Institutional Sales Division, for Dreyfus Services Corporation from 1998 to 2004. Mr. Overgaard began his career in 1962 with IBM Corporation and has spent the last 27 years in the financial services industry.

David Petso was appointed to our Board of Directors in March 2007. Mr. Petso also serves as a director for Colorado Catheter Company, Inc. Since 1980 Mr. Petso has worked for Petso Financial Consultants, LLC. Mr. Petso is currently the president and owner of Petso Financial Consultants and has over twenty-five years of experience in the financial planning industry.

Patrick Templeton was appointed to our Board of Directors in July 2007.  Mr. Templeton has over 35 years of experience the fields of government relations and public affairs.  Following sixteen years with GE and four years at the National Aeronautics and Space Administration where he was Chief of External Relations, he established his own consulting firm, Templeton and Company.  Since 1995, Mr. Templeton has been Senior Consultant to the government relations firm of BKSH & Associates.  From 1999 through 2003, Mr. Templeton was also employed by the Coalinga Corporation, a private financial management company, serving as Washington Representative.  Additionally, Mr. Templeton is Chairman of the Board of the EdVenture Group, a non-profit corporation that provides technology and related consulting services to educators and businesses.  Mr. Templeton is also associated with outreach activities of prominent disabilities organizations.

Howard Lieber has served as our Vice President of Sales since May 1, 2007. Mr. Lieber has served as a consultant for HJL Consulting, Inc. since December 1999. From December 2006 through March 2007, Mr. Lieber served as the president of Lend Again, Inc., a company engaged in the residential and commercial mortgage business. Additionally, from June 2002 through October 2005 Mr. Lieber worked for Petritech, a company engaged in the material sciences industry and focusing on materials used in transportation, aerospace and architectural applications. While at Petritech, Mr. Lieber served as the company’s Vice President of Sales and later as the chief executive officer.

Michael Fay has served as our Chief Technology Officer since April 23, 2007. Mr. Fay has over ten years of experience with on-line businesses and web asset management, including e-commerce, digital and rich media, and website operations. Prior to joining Disaboom Mr. Fay was an executive at Akamai Technologies Inc. where he was responsible for integrating Nine Systems a company acquired by Akamai. Previously he held the position of Vice President of Operations at Nine Systems where he was responsible for the company’s network operations center, application services, production services and client services.

Lori Frisher has served as our Vice President of Marketing and Business Development since June, 2007. Ms. Frisher has over 10 years of experience in marketing, advertising, event production, account management and strategic business development for Fortune 500, SMB, and nonprofit partners, clients and customers. Over the past three years she has served as Co-Founder and Director of New Business Development of Pink Dog Marketing a boutique advertising and marketing agency in New York City. Prior to that, she was an independent marketing and community events consultant to such organizations as the U.S. Paralympics and America's Athletes with Disabilities. Ms. Frisher has also served as VP of Community Development for WE Media, a multi-media company for people with disabilities, working in the areas of marketing and business development, sponsorships, publishing, and their website launch; she was recognized for an award-winning PSA (public service announcement).

Transactions with Related Persons

        Prior to March 31 2007, J.W. Roth our Chairman and Chief Executive Officer, or an entity controlled by him, advanced approximately $58,000 to the Company to provide working capital to the Company. At February 14, 2007, $50,000 of these advances was converted to equity in connection with the private placement conducted by the Company in March 2007, and the remaining $8,000 was subsequently repaid.

        Prior to Mr. Templeton being appointed to our Board of Directors, we engaged BKSH & Associates (“BKSH”) to provide us governmental relations consulting services. We paid BKSH a monthly fee of $7,500 for three months for the consulting services. In his capacity as a consultant for BKSH, Mr. Templeton was involved in providing such consulting services to Disaboom, and received half of the fees we paid to BKSH, for an aggregate of approximately $11,250.

Meetings of the Board and Committees

        The Company’s Board of Directors held one meeting during the Company’s year ended December 31, 2006, and fourteen additional meetings through July 5, 2007. Such meetings consisted of consent Directors’ minutes signed by all Directors and actual meetings at which all of the Directors were present in person or by telephone. The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.

        There is no arrangement or understanding between any Director and any other person pursuant to which any person was selected as a Director.

        Through 2006 Directors of the Company were not paid cash for their services. Starting in March 2007 each board member now receives $550 for attending each meeting and is also reimbursed for travel and expenses.

Independence the Board of Directors

        Our Board of Directors currently consists of Messrs. Roth, Walpuck, House, Petso, Belk, Lazzaro, Overgaard and Templeton. Except for Mr. Belk, each is currently a nominee for director. Mr. Belk has advised the Company that, due to outside business obligations and time demands he is not seeking to be re-elected as a director. The Company defines “independent” as that term is defined in Rule 4200(a) (15) of the Nasdaq listing standards. Messrs. Petso, Templeton, Lazzaro and Overgaard qualify as independent and none has any material relationship with the Company that might interfere with his exercise of independent judgment.

Committees

        Audit Committee:   The Company has a separately designated standing audit committee established in accordance with Section 3(a) (58) (A) of the Exchange Act. Three of the Company’s independent directors serve on the audit committee: David Petso (who serves as Chair of the Committee), Jerry Overgaard and Victor Lazzaro. Mr. Petso has been designated as the financial expert on the Audit Committee and is “independent” as that term is defined in Rule 4200(a) (15) and Rule 4350(d) of the Nasdaq listing standards.

        The Audit Committee was formed on March 9, 2007 and therefore did not hold any formal meetings during the year ended December 31, 2006. However, the Audit Committee has held one formal meeting during the current fiscal year. All of the members attended the meeting in person or by telephone. The Board of Directors has adopted a written charter for the Audit Committee. The audit committee charter is available on our website at www.disaboom.com.

        The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the audit committee:

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Disaboom, Inc.

        Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2006, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;
•	approved the appointment of the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and
•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.

        We did not file an annual report on Form 10-KSB with the Securities and Exchange Commission for the fiscal year ended December 31, 2006 that included our audited financial statements. However, based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s 2006 Annual Report to Shareholders for that fiscal year which is included with this Proxy Statement.

Respectfully submitted,
The Audit Committee of Disaboom, Inc.
David Petso, Chair
Victor Lazzaro, Member
R. Jerry Overgaard, Member

        Compensation Committee:   Three of the Company’s independent directors serve on the Compensation Committee, which consists of: David Petso (who serves as Chair of the Committee), Jerry Overgaard and Victor Lazzaro. The Compensation Committee was formed on March 9, 2007 and therefore held no meetings in 2006. However, the Compensation Committee has held two meetings by written consent during the current fiscal year. Duties of the compensation committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. Our Compensation Committee’s charter was adopted by the Board of Directors on March 9, 2007, and is available on our web site at www.disaboom.com.

        Nominating Committee:   Three of the Company’s independent directors serve on the Nominating Committee: Victor Lazzaro, (who serves as Chair of the Committee), Jerry Overgaard and David Petso. Duties of the Nominating Committee include oversight of the process by which individuals may be nominated to our board of directors. Our Nominating Committee’s charter was adopted by the board of directors on March 9, 2007, and is available on our web site at www.disaboom.com.

        The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other Nominees to the board, in collectively serving the long-term interests of the shareholders.

        The Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Disaboom, Inc. c/o Nominating Committee Chair, via first class U.S. mail, at Disaboom, Inc., 7730 E. Belleview Avenue, Suite A-306, Greenwood Village, CO 80111.

        A shareholder nomination submitted to the Nomination Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading “Proposal From Shareholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

        The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation; The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly; The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information. Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K. (v) Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K). Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K. Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K. The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the nominating committee, states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by Nasdaq Marketplace Rule 4200(a)(15); and d. attests to the accuracy of the information submitted pursuant to this paragraph.

        Although the information may be submitted by fax, e-mail, mail, or courier, the nominating committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.

        When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

        The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Nominating Committee will: Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company. Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership. Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

        The Nominating Committee did not hold any formal meetings in 2006 but has taken action by unanimous consent three times in 2007. On July 3, 2007 by unanimous consent the Nominating Committee nominated J.W. Roth, John Walpuck, J. Glen House, David Petso, Victor Lazzaro, Patrick Templeton and Jerry Overgaard then serving on our board of directors to stand for reelection. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s year ended December 31, 2006, there were no Directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5. However, during our current fiscal year our Chief Technology Officer failed to timely file a Form 3.

Shareholder Communication with the Board of Directors

        The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:

David Petso
Chair, Audit Committee
c/o Disaboom, Inc.
7730 E. Belleview Avenue, Suite A-306
Greenwood Village, CO 80111
email address: dpetso@yahoo.com

        The chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Nominating Committee, the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers

        From September 2006 through the end of the fiscal year, December 31, 2006, none of the directors or executive officers received cash or non-cash compensation in any form for any of their services as directors or executives, nor were they reimbursed for expenses incurred in attending board meetings. However, commencing in June 2007 our Chief Executive Officer began being paid a salary at the rate of $12,500 per month; and our President began being paid a salary at the rate of $7,500 per month.

        On March 9, 2007 our Board of Directors formed an Audit Committee, a Compensation Committee and a Nominating Committee. All of the Company’s directors who were independent at that time were appointed to serve on each committee. Mr. Petso was nominated to serve as the chairman of the Audit Committee. As compensation for serving as chairman of the Audit Committee, and chairman of the Compensation Committee and for serving on the Nominating Committee Mr. Petso was granted 150,000 stock options. As compensation for serving as chairman of the Nominating Committee and serving on the on Audit and Compensation Committees Mr. Lazzaro was granted 100,000 stock options. As compensation for serving on the Audit, Nominating and Compensation Committees, Mr. Overgaard was granted 50,000 stock options.

        As of the end of the most recently completed fiscal year, the Company had no individual compensation arrangements under which equity securities were authorized for issuance. On November 13, 2006 the Board adopted the 2006 Stock Option Plan allowing the Board of Directors or an Option Committee to grant options or bonuses to employees, consultants, and directors of the Company.

Employment Agreements with Executive Officers

        Howard Lieber

        Effective May 1, 2007 Howard Lieber began serving as our Vice President of Sales at an annual salary of $150,000. While we did not enter into a formal employment agreement with Mr. Lieber, the Board of Directors granted Mr. Lieber 500,000 incentive stock options exercisable at fair market value on May 1, 2007. 100,000 of those options vested immediately and the remainder will vest 100,000 per year each June 1, over a five year period contingent upon his meeting advertising sales quotas and remaining an employee of Disaboom. In March 2007 we paid Mr. Lieber $50,000 as an independent consultant for services he provided the Company prior to May 2007.

        John Walpuck

        On April 2, 2007, we entered into an employment agreement with John Walpuck. Mr. Walpuck serves as our Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer. Mr. Walpuck’s employment agreement is for an initial two year term and thereafter may be automatically extended for additional one year terms It includes non-compete and confidentiality provisions.

        Pursuant to his employment agreement, Mr. Walpuck will receive an annual salary of $150,000. Mr. Walpuck’s annual salary will increase to a minimum of $200,000 if we receive at least $5,000,000 in additional equity funding. Additionally, Mr. Walpuck will be eligible for an annual bonus upon the achievement of certain milestones, with the milestones to be mutually agreed upon. In connection with his employment, Mr. Walpuck was also granted 1,750,000 options to purchase our common stock at $0.50 per share, of which 250,000 options vested immediately, 250,000 vest on September 1, 2007, 500,000 vest on January 1, 2008, and 500,000 on January 1, 2009 provided Mr. Walpuck is an employee or director of the Company on each vesting date. The final 250,000 options only vest upon the occurrence of certain Company events including a merger, acquisition or consolidation. Mr. Walpuck shall also receive $1,250 per month as a housing allowance. Unless the employment agreement is terminated for cause, or as a result of Mr. Walpuck’s death or disability, if we terminate the Agreement Mr. Walpuck will be entitled to a severance payment equal to six months of his annual salary

        Michael Fay

        On April 23, 2007 we entered into an employment agreement with Michael Fay. Mr. Fay serves as our Chief Technology Officer. Mr. Fay’s employment agreement is for an initial two year term and thereafter may be automatically extended for additional one year terms. It includes non-compete and confidentiality provisions.

        Pursuant to his employment agreement, Mr. Fay receives an annual salary of $125,000. Mr. Fay’s annual salary is subject to adjustment of at least 8% upon the occurrence of: 1) the Company completing a financing of at least $6 million; 2) a substantive increase or expansion of Mr. Fay’s responsibilities; or 3) an internal promotion that represents a deviation from Mr. Fay’s initial responsibilities and duties.

        In connection with his employment, Mr. Fay was granted 550,000 options to purchase our common stock at $0.50 per share, of which 125,000 options vested on April 23, 2007, 200,000 vest on October 7, 2007 but only upon the launch of the Disaboom.com internet community and 225,000 vest on September 1, 2008 provided Mr. Fay is an employee of the Company on each vesting date. Unless the employment agreement is terminated for cause, or as a result of Mr. Fay’s death or disability, if we terminate the employment agreement Mr. Fay will be entitled to a severance payment equal to three months of his annual salary.

        Lori Frisher

        On June 27, 2007, we entered into an employment agreement with Lori Frisher whereby Ms. Frisher serves as our Vice President of Marketing and Business Development. Ms. Frisher’s employment agreement was effective as of June 26, 2007 and is for an initial one year term, and thereafter may be automatically extended for additional one year terms. It includes non-compete and confidentiality provisions.

        Pursuant to her employment agreement, Ms. Frisher will receive an annual salary of $150,000, which shall be eligible for adjustment upon the operational launch of our website. Unless the her employment is terminated for cause, or as a result of Ms. Frisher’s death or disability, if her employment agreement is terminated the Ms. Frisher will be entitled to a severance payment equal to three months of her annual salary.

        In connection with her employment, Ms. Frisher was granted an option to purchase 500,000 shares of our common stock exercisable at $1.50 per share, the closing sales price of the Company’s common stock on June 26, 2007. The option is exercisable through June 26, 2013 and is subject to the following vesting schedule: 133,334 shares shall vest on June 25, 2008, 133,333 shares shall vest on June 25, 2009, 133,333 shares shall vest on June 25, 2010, and 100,000 shares shall vest on March 31, 2008, but only upon the achievement of our launch objective of a specific number of unique visitors to the Disaboom website by or before March 31, 2008.

Director Compensation

        Prior to December 31, 2006 none of our directors were compensated for serving on the board. In January 2007 the Board adopted resolutions whereby beginning in March 2007 each board member receives $550 for attending each meeting and is also reimbursed for travel and expenses for attending board meetings.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee selected the independent accounting firm of GHP Horwath, P.C. (“GHP”) with respect to the audit of our financial statements for the year ended December 31, 2006. A representative of GHP is not expected to be present at the Annual Meeting.

        Audit Fees. Our principal accountant, GHP, billed us aggregate fees in the amount of approximately $0 during the year ended December 31, 2006, and approximately $5,000 in our current fiscal year. These amounts were billed for professional services that GHP provided for the audit of our annual financial statements, review of the financial statements included in our report on 10-QSB, review of our securities offerings and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees. GHP billed us aggregate fees in the amount of $0 for the year ended December 31, 2006, and approximately $0 since our inception for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

        Tax Fees. We incurred $0 in fees for the year ended December 31, 2006, for tax compliance, tax advice, and tax planning, and have incurred an undeterminable or nominal amount of such fees in the current fiscal year.

        All Other Fees. GHP billed us aggregate fees in the amount of $0 during the year ended December 31, 2006, and approximately $5,000 during our current fiscal year.

Audit Committee’s Pre-Approval Practice

        Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the audit committee of the Board of Directors, or unless the services meet certain de minimis standards. The audit committee’s charter (adopted March 9, 2007) provides that the Audit Committee must pre-approve:

•	all audit services that the auditor may provide to Disaboom or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits); and

•	(or the chair of the Audit Committee may pre-approve) all non-audit services (other than certain de minimis services) that the auditors propose to provide to Disaboom or any of its subsidiaries with the understanding that such pre-approval must be detailed as to the particular services to be provided and cannot simply set forth broad, categorical services for pre-approval. Notwithstanding anything to the contrary herein, neither the Audit Committee nor any person with authority delegated from the Audit Committee may approve an auditor providing the services that are described in §10A(g) as “prohibited activities.” Where the chair pre-approves any non-audit services, his or her decisions will be presented to the full Audit Committee at its next meeting.

        The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services.  In some cases, management may present the request; in other cases, the auditors may present the request.  The audit committee did not pre-approve any of the audit related fees for the fiscal year ended December 31, 2006, because the Audit Committee was not formed until March 9, 2007. The Audit Committee approved the audit related fees after they were incurred.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board of Directors is nominating seven of the current directors for re-election: Messrs. Roth, Walpuck, House, Lazzaro, Petso, Templeton, and Overgaard. Mr. Belk who has served as a director since November of 2006, advised the Company that due to outside business obligations and time demands he is not seeking to be re-elected as a director, and therefore he was not nominated for re-election. The number of Directors on the Company’s Board of Directors as established under the Bylaws is currently eight directors, but will be reduced to seven after the annual meeting. Each director serves for a one year term or until his or her successor is elected and qualified.

Nominees for Election of Directors

        The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the seven nominees for director named below. If, at the time of the meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Messrs. Roth, Walpuck, House, Lazzaro, Petso, Templeton, and Overgaard will each hold office for a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

        The Board of Directors recommends a vote “FOR” the election of Messrs. Roth, Walpuck, House, Lazzaro, Petso, Templeton, and Overgaard to the Board of Directors. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

PROPOSAL TWO
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF
SHARES OF AUTHORIZED COMMON STOCK

        The Board of Directors of the Company has approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized Common Stock from 50,000,000 to 65,000,000.

Background and Discussion of Proposed Amendment

        Currently our Articles of Incorporation authorize us to issue 50,000,000 shares of common stock and 10,000,000 shares of Preferred Stock. As of the Record Date (i) we have issued 27,546,000 shares of Common Stock and zero shares of Preferred Stock; (ii) 5,000,000 shares of authorized Common Stock have been reserved for issuance upon exercise of stock options granted or to be granted under the Company’s 2006 Stock Option Plan; and (iii) 50,000 shares of authorized Common Stock have been reserved for issuance upon the exercise of common stock purchase warrants. As such our Board of Directors has approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock from 50,000,000 shares to 65,000,000 shares. We are not seeking to increase the number of authorized shares of our preferred stock.

        The additional authorized shares of Common Stock will be used for raising additional capital for the operations of the Company or acquiring other businesses. Such shares would be available for future issuance without further action by the shareholders, unless required by the Company’s Articles of Incorporation or Bylaws or by applicable law. If this Proposal is not approved, the Company may not have sufficient Common Stock to achieve future financings or for mergers or acquisitions that it may wish to pursue.

        Anti-Takeover Effects. The issuance of additional shares of Common Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The increase in authorized shares of common stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

        Dilutive Effects. The authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock. The actual effect on the holders of common stock cannot be ascertained until the shares of common stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

        Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote. The Board of Directors recommends that shareholders vote “For” the proposed amendment to the Articles of Incorporation.

PROPOSAL THREE
APPROVAL OF ALL AMENDMENTS TO THE 2006 STOCK OPTION PLAN

        On November 13, 2006, the Board of Directors of the Company adopted the 2006 Stock Option Plan (the “Plan”), under which a maximum of 1,750,000 shares of Common Stock were reserved. At this time our sharehoolders approved the Plan. On April 2, 2007 the Board amended the Plan to increase the number of shares reserved under the Plan to 4,000,000, and then on June 26, 2007 the Board again amended the Plan to increase the number of shares reserved under the Plan to 5,000,000. The Plan includes: (i) options intended to qualify as “incentive stock options” (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) non-incentive stock options which are not intended to qualify as Incentive Options (“Non-Incentive Options”); and (iii) shares issuable as stock bonuses.

        Shareholder approval of the amendments to the Plan is sought to qualify it under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Act”), and thereby render certain transactions under it exempt from certain provisions of Section 16 of the Act, and to permit the issuance of Options which will qualify as Incentive Options pursuant to the Code.

        Options or bonuses may be granted under the 2006 Stock Option Plan prior to approval by the shareholders. The following table sets forth summary information as to options granted under the Plan:

Name and Position	Dollar Value ($)	Number of Options
John Walpuck, Chief Financial Officer, Chief Operating Officer, Secretary, and Treasurer	*	1,750,000

Howard Lieber, Vice President of Sales	*	500,000

Michael Fay, Chief Technology Officer	*	550,000

R. Jerry Overgaard, Nominee for Director	*	50,000

Victor Lazzaro, Nominee for Director	*	100,000

David Petso, Nominee for Director	*	150,000

Patrick Templeton, Nominee for Director	*	100,000

Lori Frisher, Vice President of Marketing and Business Development	*	500,000

Executive Group	*	3,300,000

Non-Executive Director Group	*	400,000

Non-Executive Officer Employee Group	*	396,000

* Not determinable.

        The Plan is intended to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also will help to align the interests of our management and employees with the interests of shareholders. The terms of the Plan concerning the incentive options and non-qualified options are substantially the same except that only employees of the Company or its subsidiaries are eligible to receive incentive options. Non-qualified options may be granted to employees, officers and consultants of the Company.

        The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of incentive options and/or non-qualified options that may be granted reduces the number of bonuses which may be granted, and vice versa.

Administration of the Plan

        The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Committee”). Currently, the Board of Directors is the Committee. In addition to determining who will be granted options or bonuses, the Committee has the authority and discretion to determine when options and bonuses will be granted and the number of options and bonuses to be granted. The Committee also may determine a vesting and/or forfeiture schedule for bonuses and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Committee may determine the purchase price of the shares of Common Stock covered by each option and determine the fair market value per share. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

        The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Eligibility

        Participants in the Plan may be selected by the Committee from employees, officers, consultants and advisors (including Board members) of the Company. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan.

        The grant of options or bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of options or bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the bonuses or options.

Adjustment

        In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding option. The Committee also may make provisions for adjusting the number of bonuses or underlying outstanding options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding Common Stock. Options and bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may provide that each option granted under the Plan shall terminate as of a date fixed by the Committee.

Income Tax Consequences of the Plan

        The incentive options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option. In addition, provided that the stock underlying the option is not sold within two years after the grant of the option and is not sold within one year after the exercise of the option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of his options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the Common Stock underlying the options. The exercise price of incentive options granted cannot be less than the fair market value of the underlying Common Stock on the date the options were granted. In addition, the aggregate fair market value (determined as of the date an option is granted) of the Common Stock underlying the options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Code for incentive options. This amount currently is $100,000. No incentive option may be granted to an employee who, at the time the option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the options granted to the employee is at least 110 percent of the fair market value of the stock subject to the option and the option is not exercisable more than five years from the date of grant.

        Non-qualified options will not qualify for the special tax benefits given to incentive options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon exercise of the option, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the optionee will be treated as compensation and will be subject to income tax withholding by the Company (if an employee) or self-employment tax (if a non-employee). Upon an optionee’s sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss. Upon an optionee’s exercise of a non-qualified option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee (provided that the Company effects withholding with the respect to the deemed compensation if the optionee is an employee).

        With respect to bonuses, generally, a grantee will recognize as ordinary income the fair market value of the bonuses as of the date of receipt. If the grantee is an employee, then the grant is compensation and will be subject to income tax withholding by us (if an employee) or self-employment tax (if a non-employee).

Other Provisions

        The exercise price of any option granted under the Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant. Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the fair market value per share on the date of grant.

        The exercise price of an option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property. The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

        As of December 31, 2006 there were 1,750,000 shares reserved under the 2006 Stock Option Plan, however, no options or shares had been issued. Subsequent to December 31, 2006 the Plan was amended so that 5,000,000 shares were reserved under the Plan, and certain options were granted pursuant to the Plan. The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options granted pursuant to the 2006 Stock Option Plan as of July 5, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans
Approved by Stockholders	4,723,500	$0.66	276,500

Equity Compensation Plans
Not Approved by
Stockholders	-0-	$0	-0-

TOTAL	4,723,500	$0.66	276,500

        The Board of Directors believes that the Plan will allow the Company to attract and retain the services of, and obtain maximum efforts by, directors, officers, and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

        Anti-Takeover Effects. The issuance of additional shares of Common Stock upon the exercise of the options may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The 2006 Stock Option Plan has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

        Dilutive Effects. The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the options granted under the 2006 Stock Option Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

        Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” this proposal.

ANNUAL REPORT TO SHAREHOLDERS

        Included with this Proxy Statement is the Company’s 2006 Annual Report the year ended December 31, 2006, and the Company’s Quarterly Report filed on Form 10-QSB for the quarter ended March 31, 2007.

OTHER MATTERS

        Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

        Disaboom expects to hold its next annual meeting of shareholders in August 2008. Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Disaboom, Inc., Attention: Corporate Secretary, 7730 E. Belleview Avenue, Suite A-306, Greenwood Village, CO 80111 and we must receive the proposals by March 21, 2008. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After March 21, 2008, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS: DISABOOM, INC. J.W. Roth, Chairman

PROXY

DISABOOM, INC.
7730 E. Belleview Avenue, Suite A-306
Greenwood Village, CO 80111
(720) 407-6530

ANNUAL MEETING OF SHAREHOLDERS - AUGUST 21, 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Disaboom Inc. hereby constitutes and appoints J.W. Roth and John Walpuck, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of our corporate counsel Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111 on Tuesday August 21, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon the following:

        Proposal One:   To elect the following five persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

J.W. Roth John Walpuck J. Glen House Victor Lazzaro David Petso Patrick Templeton R. Jerry Overgaard	For / / For / / For / / For / / For / / For / / For / /	Withhold Authority to vote / /
Withhold Authority to vote  / /
Withhold Authority to vote  / /
Withhold Authority to vote  / /
Withhold Authority to vote  / /
Withhold Authority to vote  / /
Withhold Authority to vote / /

        Proposal Two:   Approval of an amendment to our Articles of Incorporation increasing the number of shares of authorized common stock to 65,000,000 shares.

For / /                                   Against / /                                    Abstain / /

        Proposal Three:   Approval of amendments to our 2006 Stock Option Plan.

For / /                                   Against / /                                    Abstain / /

        In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

        Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.

Date: _______________________	_____________________________________
 Signature(s)

 Address if different from that on envelope:

 _____________________________________
 Street Address

 _____________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting: __________